                                                                    EXHIBIT 4.12

                               GLOBAL SIGNAL INC.,

                   __________________________, As Depositary,

                                       AND

                        THE HOLDERS FROM TIME TO TIME OF

                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

                                   ----------

                                     FORM OF

                                DEPOSIT AGREEMENT

                                   ----------

                               Dated as of [DATE]

                                TABLE OF CONTENTS

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                              ARTICLE I DEFINITIONS

          ARTICLE II FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND
            DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1   Form and Transfer of Receipts....................................2

Section 2.2   Deposit of Stock; Execution and Delivery of Receipts

Section 2.5   Split-Ups and Combinations of Receipts; Surrender of
              Receipts and Withdrawal of Stock.................................6

Section 2.6   Limitations on Execution and Delivery, Transfer,

     ARTICLE III CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

                  ARTICLE IV THE DEPOSITED SECURITIES; NOTICES

Section 4.1   Cash Distributions...............................................9

Section 4.2   Distribution Other than Cash, Rights, Preferences or
              Privileges......................................................10

Section 4.3   Subscription Rights, Preferences or Privileges..................10

Section 4.4   Notice of Dividends, Etc.; Fixing of Record Date for
              Holders of Receipts.............................................11

Section 4.5   Voting Rights...................................................12

Section 4.6   Changes Affecting Deposited Securities and

ARTICLE V THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY

Section 5.1   Maintenance of Offices, Agencies and Transfer Books By
              the Depositary; Registrar.......................................13

Section 5.2   Prevention of or Delay in Performance By the Depositary,
              The Depositary's Agents, the Registrar or the Company...........14

Section 5.3   Obligations of the Depositary, the Depositary's Agents,
              the Registrar and the Company...................................15

Section 5.4   Resignation and Removal of the Depositary; Appointment

                      ARTICLE VI AMENDMENT AND TERMINATION

Section 6.1   Amendment.......................................................18

Section 6.2   Termination.....................................................18

                            ARTICLE VII MISCELLANEOUS

                                       ii

          DEPOSIT AGREEMENT dated as of [DATE], among GLOBAL SIGNAL INC., a
Delaware corporation (the "Company"), __________, a __________ corporation (the
"Depositary"), and the holders from time to time of the Receipts described herein.

          WHEREAS, it is desired to provide, as hereinafter set forth in this
Deposit Agreement, for the deposit of shares of ________________ preference shares, $__ par value each, of the Company with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Stock so deposited; and

          WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

          NOW, THEREFORE, in consideration of the premises contained herein and such other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

          "Certificate of Designation" shall mean the Certificate of Designation establishing and setting forth the rights, preferences, privileges and limitations of the Stock.

          "Certificate of Incorporation" shall mean the amended and restated
certificate of incorporation of the Company, together with any amendments thereto, filed with the Secretary of State of the State of Delaware.

          "Company" shall mean GLOBAL SIGNAL INC., a Delaware corporation, and its successors.

          "Deposit Agreement" shall mean this Deposit Agreement, as amended, modified or supplemented from time to time in accordance with the terms hereof.

          "Depositary" shall mean __________, and any successor as Depositary hereunder.

          "Depositary Shares" shall mean an interest in [fraction] of a share of
Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled,

proportionately, to all the rights, preferences and privileges of the Stock represented by such Depositary Share, including the dividend, voting and liquidation rights contained in the Certificate of Designation, and to the benefits of all obligations of the Company under the Certificate of Designation.

          "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.5.

          "Depositary's Office" shall mean the office of the Depositary, in the
Borough of Manhattan, New York, New York, at which at any particular time its depositary receipt business shall be administered, which at the date of this
Deposit Agreement is located at ____________.

          "Receipt" shall mean one of the depositary receipts substantially in the form set forth as Exhibit A annexed hereto, issued hereunder, whether in definitive or temporary form evidencing the number of Depositary Shares held of record by the holder of such Depositary Shares.

          "Record Holder," as applied to a Receipt, shall mean the individual entity or person in whose name a Receipt is registered on the books of the
Depositary or any register of any Registrar maintained for such purpose.

          "Registrar" shall mean any bank or trust company which shall be appointed by the Depositary to register ownership and transfers of Receipts as herein provided and which may include the Depositary.

          "Securities Act" shall mean the Securities Act of 1933.

          "Stock" shall mean shares of the Company's _________ Preference
Shares, $___ par value per share.

          "Transfer Agent" shall mean the Registrar.

                                   ARTICLE II

           FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND DELIVERY,
                 TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

          Section 2.1 Form and Transfer of Receipts.

          Definitive Receipts shall be in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive
Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.2, shall execute and deliver temporary receipts which shall be printed, lithographed, typewritten or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of

                                        2

such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's Office, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only the name) of the holder of the temporary Receipt. Such exchange shall be made at the Company's expense and without any charge therefor to the holder. Until so exchanged, the temporary
Receipts shall in all respects be entitled to the same benefits under this
Deposit Agreement, and with respect to the Stock, as definitive Receipts.

          Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary)
shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized signatory of the Depositary or, if a Registrar for the Receipts (other than the
Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized signatory of the Depositary and countersigned manually by a duly authorized signatory of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided. Receipts bearing the manual or facsimile signatures of individuals who were at any time proper officers of the Depositary or the Registrar, as the case may be, shall constitute adequate signatures hereunder, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such
Receipt or did not hold such offices on the date of delivery of such Receipts.

          Receipts shall be in denominations of any number of whole Depositary
Shares.

          Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this
Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation or with the rules and regulations or any securities exchange upon which the Stock, the Depositary Shares or the
Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular
Receipts are subject.

          Title to Depositary Shares evidenced by a Receipt which is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.4, the
Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for

                                        3

the purpose of determining the person entitled to distributions of dividends or other distributions with respect to the Stock or to any notice provided for in this Deposit Agreement and for all other purposes.

          The Depositary shall not lend any Stock deposited hereunder.

          Section 2.2 Deposit of Stock; Execution and Delivery of Receipts in
                      Respect Thereof.

          Subject to the terms and conditions of this Deposit Agreement, the
Company or any other person authorized by the Company, as notified in writing to the Depositary, may from time to time deposit shares of the Stock under this
Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited. Such certificate or certificates representing the
Stock shall be properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with such certifications as may be required by the
Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company, directing the Depositary to execute and deliver to the person or persons named in such order, a Receipt or
Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Stock.

          All Stock deposited by the Company with the Depositary shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

          Upon receipt by the Depositary of a certificate or certificates for
Stock deposited with the Depositary by the Company in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary shall execute and deliver to the person or persons named in the written order delivered to the Depositary a Receipt or Receipts, evidencing in the aggregate the number of Depositary
Shares representing the Stock so deposited. Such Receipt or Receipts shall be registered by the Depositary or the Registrar in such name or names as may be requested by the person or persons as specified in the written order. The
Depositary shall execute and deliver such Receipts at the Depositary's Office or such other offices, if any, as such person may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.
The Depositary may not execute and deliver Receipts pursuant to this Section prior to receipt of Stock.

          Other than in the case of splits, combinations or other
reclassifications affecting the Stock, or in the case of dividends or other distributions of Stock, if any, there shall be deposited hereunder not more than
[___] shares of Stock.

          Section 2.3 Redemption of Stock.

          Whenever the Company shall elect or be required to redeem shares of
Stock in accordance with the provisions of the Certificate of Designation, it shall (unless

                                        4

otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary not less than 10 days' prior notice of the proposed date of the mailing of a notice of redemption of Stock to the record holders of receipts and of the number of such shares held by the Depositary to be so redeemed and the applicable redemption price, which notice shall be accompanied by a certificate from the Company stating that such redemption of Stock is in accordance with the provisions of the Certificate of Designation. On the date of such redemption, provided that the Company shall then have paid or caused to be paid in full to the Depositary the redemption price of the Stock to be redeemed, plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption, in accordance with the provisions of the Certificate of Designation, the Depositary shall redeem the number of Depositary Shares representing such
Stock. The Depositary shall mail notice of the Company's redemption of Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed by first-class mail, postage prepaid, not less than 30 and not more than 90 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary on the
[_] day prior to the date of such notice; but neither failure to mail any such notice of redemption of Depositary Shares to one or more such holders nor any defect in any notice of redemption of Depositary Shares to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary
Shares to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where
Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) the dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accumulate on such Redemption
Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (as nearly as may be) as may be determined by the Depositary or any other method which may be determined by the Depositary in its sole discretion to be equitable.

          Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem the Stock evidenced by the Depositary Shares called for redemption), (i) dividends in respect of the shares of Stock so called for redemption shall cease to accrue from and after such date, (ii) the Depositary
Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the holders of Receipts evidencing such
Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate and, (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to [____________] [_]% of the redemption price per share paid in respect of the shares of Stock plus all money and other property, if any, represented by such
Depositary Shares, including all amounts

                                        5

paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid.

          If fewer than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption. The Depositary shall remit to the Company any funds deposited by or for the account of the Company for the purpose of redeeming any
Depositary Shares that the holders thereof have failed to redeem after two years from the date of such deposit, without further action necessary on the part of the Company.

          Section 2.4 Registration of Transfer of Receipts.

          Subject to the terms and conditions of this Deposit Agreement, the
Registrar, on behalf of the Depositary, shall register on its books from time to time transfers of Receipts upon notice to the Registrar by the Depositary of any surrender of a Receipt for transfer by the holder in person or by duly authorized attorney, which Receipt in each case must be properly endorsed or accompanied by a properly executed instrument of transfer. Upon surrender of a properly endorsed Receipt or Receipts, accompanied by a properly executed instrument of transfer, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the transferee named in the endorsement or instrument of transfer.

          Section 2.5 Split-Ups and Combinations of Receipts; Surrender of
                      Receipts and Withdrawal of Stock.

          Upon surrender of a Receipt or Receipts at the Depositary's Office or
at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts to the holder thereof or to such holder's order in the denominations requested, evidencing the aggregate number of
Depositary Shares evidenced by the Receipt or Receipts surrendered. The
Depositary shall give prompt notice of such action and the certificate numbers to the Registrar, if applicable, for the purpose of recording such split-up or consolidation.

          Any holder of a Receipt or Receipts representing any number of whole shares of Stock may (unless the related Depositary Shares have previously been called for redemption) withdraw the number of whole shares of Stock underlying such Depositary Shares and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals.
Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and

                                        6

other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If a Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to
Sections 2.4 and 3.2) upon his order, a new Receipt evidencing such excess number of Depositary Shares not withdrawn. Delivery of the Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

          If the Stock and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the record holder of the
Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the
Depositary, and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

          Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the
Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

          Section 2.6 Limitations on Execution and Delivery, Transfer, Surrender
                      and Exchange of Receipts.

          As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the
Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature; and may also require compliance with the rules and regulations of any governmental body, any stock exchange or applicable self-regulatory body, including without limitation, the National Association of
Securities Dealers, Inc. (the "NASD") or such regulations, if any, as the
Depositary or the Company may establish consistent with the provisions of this
Deposit Agreement.

          The deposit of Stock may be refused, the delivery of Receipts against
Stock deposited with the Depositary may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed with respect to the Stock,
(ii) if any such action is

                                        7

deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, stock exchange or the NASD or under any provision of this Deposit Agreement, or (iii) with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this
Deposit Agreement any shares of Stock that are required to be registered under the Securities Act unless a registration statement under the Securities Act is in effect as to such shares of Stock.

          Section 2.7 Lost Receipts, Etc.

          If any mutilated Receipt is surrendered to the Depositary, the
Depositary may, in its discretion, execute and deliver in exchange therefor a new Receipt of like form and tenor in exchange and substitution for such mutilated Receipt. In case any Receipt shall be destroyed, lost or stolen, the
Depositary shall execute and deliver a Receipt to the holder thereof of like form and tenor in exchange and substitution for such destroyed, lost or stolen
Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of such holder's ownership thereof, (ii) the holder's furnishing the Depositary with reasonable indemnification satisfactory to the Depositary and the Company and (iii) payment of any expense (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

          Section 2.8 Cancellation and Destruction of Surrendered Receipts.

          All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so cancelled, and provide the Company a certificate of designation therefor.

                                   ARTICLE III

           CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

          Section 3.1 Filing Proofs, Certificates and Other Information.

          Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to obtain such guarantees of signature, to execute such certificates and to make such representations and warranties consistent with the terms of the Stock as the
Depositary or the Company may reasonably deem necessary or proper. The
Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal of the
Stock represented by the Depositary Shares evidenced by any Receipt and the delivery of all money or other property, if any, represented by the Depositary
Shares represented by such Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other

                                        8

information is filed or such certificates are executed or such representations and warranties are made.

          Section 3.2 Payment of Taxes or Other Governmental Charges.

          Holders of Receipts shall be obligated to make payments to the
Depositary of certain charges and expenses, as provided in Section 5.7.
Registration of transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

          Section 3.3 Representation and Warranty as to Stock.

          In the case of the initial deposit of the Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid, fully paid and nonassessable and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of the Stock and the issuance of Receipts.

                                   ARTICLE IV

                        THE DEPOSITED SECURITIES; NOTICES

          Section 4.1 Cash Distributions.

          Whenever the Depositary shall receive any cash dividend or other cash distribution with respect to the Stock, the Depositary shall, subject to
Sections 3.1 and 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 the pro rata portion, as nearly as practicable, of such dividend or distribution applicable to the number of
Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold any monies from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the distribution in respect of Depositary Shares shall be reduced accordingly. The
Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of Receipts then outstanding.

                                        9

          Section 4.2 Distribution Other than Cash, Rights, Preferences or
                      Privileges.

          Whenever the Depositary shall receive any property (including securities) for distribution in a form other than cash, with respect to the
Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 the pro rata portion, as nearly as practicable of such property (including securities) received by it applicable to the number of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the
Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason
(including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of the property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Depositary shall not make any distribution of such securities unless the Company shall have provided an opinion of counsel stating that such securities have been registered under the Securities Act or do not need to be registered.

          Section 4.3 Subscription Rights, Preferences or Privileges.

          If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts, pro rata in proportion to the Stock represented by the Depositary Shares evidenced by such Receipt, in such manner as the
Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the
Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the
Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the record

                                       10

holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Depositary shall not make any distribution of any such rights, preferences or privileges unless the Company shall have provided an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

          If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of
Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities
Act.

          If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

          Section 4.4 Notice of Dividends, Etc.; Fixing of Record Date for
                      Holders of Receipts.

          Whenever any cash dividend or other cash distribution shall become payable or any distribution of property (including securities) other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or (ii) any election on the part of the
Company to redeem any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or to receive notice of such meeting or for any other appropriate reasons.

                                       11

          Section 4.5 Voting Rights.

          Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the applicable record date, the Depositary shall endeavor insofar as practicable, to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all
Receipts as to which any particular voting instructions are received. The
Company hereby agrees to take all action which may be deemed necessary by the
Depositary in order to enable the Depositary to vote such Stock or cause such
Stock to be voted. In the absence of specific instructions from the holder of a
Receipt, the Depositary will either vote the Shares or abstain from voting in accordance with applicable stock exchange rules on which the Shares may be listed (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the
Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

          Section 4.6 Changes Affecting Deposited Securities and
                      Reclassifications, Recapitalization, Etc.

          Upon any change in par or stated value or liquidation preference, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation to which the Company is a party or sale of all or substantially all of the Company's assets, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as to retain as nearly as possible the percentage ownership interest in the Stock of holders of the Receipts immediately prior to such event, (i) make such adjustments in (x) the fraction of an interest represented by one Depositary
Share in one share of Stock and (y) the ratio of the redemption price per
Depositary Share to the redemption price of a share of Stock, in each case, as may be necessary fully to reflect the effects of such change in par or stated
value or liquidation preference, split- up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation or sale and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

                                       12

          Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value or liquidation preference, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale to the extent that holders of
Stock had the right, prior to or on the applicable effective date, to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which such Stock might have been exchange or surrendered immediately prior to the effective date of such transaction.

          Section 4.7 Inspection of Reports.

          The Depositary shall transmit to the record holders of Receipts, at the addresses of such record holders as set forth on the books of the
Depositary, and shall make available for inspection by holders of Receipts at the Depositary's Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Stock.

          Section 4.8 Lists of Receipt Holders.

          Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names and addresses of all persons in whose names Receipts are registered on the books of the
Depositary and the amount of Stock represented thereby.

                                    ARTICLE V

     THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY

          Section 5.1 Maintenance of Offices, Agencies and Transfer Books By the
                      Depositary; Registrar.

          Upon execution of this Deposit Agreement, the Depositary shall maintain, at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts and the deposit and withdrawal of Stock, all in accordance with the provisions of this
Deposit Agreement.

          The Depositary shall, with the approval of the Company, appoint a
Registrar for registration of the Receipts or the Depositary Shares in accordance with any requirements of any applicable stock exchange on which the
Receipts or the Depositary Shares are listed. Such Registrar (which may be the
Depositary if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, the Depositary Shares or the Stock
are listed on one or more other stock exchanges, the

                                       13

Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such
Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

          The Registrar shall keep books at the Depositary's Office for the registration and registration of transfer of Receipts or at such other place as shall be approved by the Company and of which the holders of Receipts shall have reasonable notice, which books at all reasonable times shall be open for inspection by the record holders of Receipts during normal business hours as and to the extent provided by applicable law; provided, that any such holder requesting to exercise such right shall certify to the Registrar that such inspection shall be for a proper purpose reasonably related to such person's rights as an owner of Depositary Shares evidenced by the Receipts.

          The Depositary may cause the Registrar to close such books, at any time or from time to time, when the register of stockholders of the Company is closed with respect to the Stock or when such action is deemed necessary or advisable by the Depositary or any Depositary's Agent because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body, including without limitation, the NASD.

          Section 5.2 Prevention of or Delay in Performance By the Depositary,
                      The Depositary's Agents, the Registrar or the Company.

          Neither the Depositary nor any Depositary's Agent nor any Registrar
nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Certificate of
Incorporation or Certificate of Designation or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the
Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented, delayed or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability or be subject to any obligation (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence, fraud, dishonesty, or willful misconduct of the party charged with such exercise or failure to exercise.

                                       14

          Section 5.3 Obligations of the Depositary, the Depositary's Agents,
                      the Registrar and the Company.

          Neither the Depositary nor any Depositary's Agent nor any Registrar
nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary
Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

          Neither the Depositary nor any Depositary's Agent nor any Registrar
nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and
the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties specified in this
Deposit Agreement.

          The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement using its best efforts and in good faith. The parties hereto acknowledge that no implied covenants or obligations shall be read into this Depositary Agreement against the Depositary or any Registrar. The
Depositary will indemnify the Company against any liability that may arise out of acts performed or omitted by the Depositary or the Depositary's Agents due to its or their negligence, bad faith, willful misconduct, fraud or dishonesty. The
Depositary, the Depositary's Agents, and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts. The
Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

          Section 5.4 Resignation and Removal of the Depositary; Appointment of
                      Successor Depositary.

          The Depositary may at any time resign as Depositary hereunder by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

          The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

          In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice or resignation

                                       15

or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of
America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed
Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and agreeing to become a party to this Deposit Agreement and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit
Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding
Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

          Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted or to which the Depositary may sell all or substantially all of its assets shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

          Section 5.5 Corporate Notices and Reports.

          The Company agrees that it will deliver to the Depositary and the
Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the addresses furnished to it pursuant to Section
4.8, all notices and reports (including without limitation financial statements)
required by law, by the rules of any national securities exchange upon which the
Stock, the Depositary Shares or the Receipts are listed or by the Company's
Certificate of Incorporation and Certificate of Designation to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of such documents as the Depositary may reasonably request.

          Section 5.6 Indemnification By the Company.

          The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defending itself and reasonable counsel fees) which may arise out of (a) acts performed or omitted in connection with this Deposit Agreement and the Receipts (i) by the Depositary, any
Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence, willful misconduct, fraud, dishonesty or bad faith on the respective parts of any such

                                       16

person or persons, or (ii) by the Company or any of its agents, or (b) the offer, sale or registration of the Receipts, the Depositary Shares or the Stock
pursuant to the provisions hereof.

          Section 5.7 Charges and Expenses.

          The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements hereunder. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary
Shares, redemption of the Stock at the option of the Company and all withdrawals of shares of the Stock by owners of Depositary Shares. All other transfer and other taxes and governmental charges shall be at the expense of holders of
Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any
Registrar (including, in each case, reasonable fees and expenses of counsel)
incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

          Section 5.8 Tax Compliance.

          (a) The Depositary, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

          (b) The Depositary shall comply with any direction received from the
Company with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Deposit Agreement rely on any such direction in accordance with the provisions of Section 5.3 hereof.

          (c) The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request of the Company or to its authorized representatives.

                                       17

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

          Section 6.1 Amendment.

          The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the
Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which would materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

          Section 6.2 Termination.

          This Deposit Agreement may be terminated by the Company or the
Depositary only after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.3; (ii) each share of preferred stock has been converted into other shares of preferred stock or common stock or has been exchanged for debt securities; or (iii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts evidencing the Depositary Shares pursuant to Section 4.1 or 4.2, as applicable.

          Upon the termination of this Deposit Agreement, the parties hereto shall be discharged from all obligations under this Deposit Agreement except for their respective obligations under Sections 5.3, 5.6 and 5.7.

                                   ARTICLE VII

                                  MISCELLANEOUS

          Section 7.1 Counterparts.

          This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          Section 7.2 Exclusive Benefit of Parties.

          This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

                                       18

          Section 7.3 Invalidity of Provisions.

          In case any one or more of the provisions contained in this Deposit
Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          Section 7.4 Notices.

          Any and all notices to be given to the Company hereunder or under the
Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram, confirmed by letter, addressed to the Company at North Cattlemen Road, Suite 300, Sarasota, Florida 34232, to
the attention of the General Counsel, or at any other address of which the
Company shall have notified the Depositary in writing.

          Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, confirmed by letter, addressed to the Depositary at the Depositary's Office, at [_____], or at any
other address of which the Depositary shall have notified the Company and the record holders of the Receipts in writing.

          Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

          Delivery of a notice sent by mail or by telegram, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram message received by it from the other or from any holder of a
Receipt, notwithstanding that such telegram, telecopy or telex message shall not subsequently be confirmed by letter or as aforesaid.

          Section 7.5 Depositary's Agents.

          The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the
Company of any such action.

          Section 7.6 Holders of Receipts are Parties.

          By acceptance of delivery of the Receipts, the holder of any such
Receipt from time to time shall be deemed to have agreed to become a party to this Deposit

                                       19

Agreement and to be bound by all of the terms and conditions hereof and of the
Receipts to the same extent as though such person executed this Deposit
Agreement.

          Section 7.7 Governing Law.

          THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND
THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO
APPLICABLE CONFLICTS OF LAWS PROVISIONS).

          Section 7.8 Inspection of Deposit Agreement.

          Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's
Agent, if any, by any holder of a Receipt.

          Section 7.9 Headings.

          The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

                                       20

          IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                                    GLOBAL SIGNAL INC.

Attested by

                                                    By:
-----------------------                                -------------------------
                                                       Name:
                                                       Title:

                                                    [______], as Depositary

Attested by:

                                                    By:
------------------------                               -------------------------
                                                       Name:
                                                       Title:

                                                                       Exhibit A

                            [FORM OF FACE OF RECEIPT]

TEMPORARY RECEIPT - Exchangeable for Definitive Engraved Receipt When Ready for
Delivery

NUMBER
DEPOSITARY SHARES

          CERTIFICATE FOR NOT MORE THAN [___] DEPOSITARY SHARES

TDR

          DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, REPRESENTING

                   [___] PREFERRED SHARES OF GLOBAL SIGNAL INC.

                                            CUSIP [___]

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE (SEE REVERSE FOR CERTAIN
DEFINITIONS)

[______________], as Depositary (the "Depositary"), hereby certifies that
[________] is the registered owner of [_______________] DEPOSITARY SHARES
("Depositary Shares"), each Depositary Share representing [_______________] of one share of [insert title of stock], (the "Stock"), of GLOBAL SIGNAL INC., a
Delaware corporation (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of
[DATE] (the "Deposit Agreement"), between the Company, the Depositary and the holders from time to time of the Receipts issued thereunder. By accepting this
Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary
Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the
Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depository, countersigned by a Registrar in respect of the
Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:                              Countersigned:

------------------                  ---------------------
Depositary                          Registrar

By:                                 By:
    --------------                      -----------------

Authorized Officer                  Authorized Officer

                          [FORM OF REVERSE OF RECEIPT]

                               GLOBAL SIGNAL INC.

          GLOBAL SIGNAL INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER
WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF
THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR
OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE COMPANY
IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF
SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE
TRANSFER AGENT NAMED ON THE FACE OF THIS RECEIPT.

          The following abbreviations when used in the inscription on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties Act

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT ________ Custodian _______
                   (Cust)            (Minor)

Under Uniform Gifts to Minors Act ______________
                                      (State)

Additional abbreviations may also be used though not in the above list.

[FORM OF ASSIGNMENT]

For value received, _______________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_________________________________________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint
________________________________________ [his/her] Attorney, to transfer the said Depositary Shares on the books of the within-named Depositary with full power of substitution in the premises.

Signature:
           -----------------------

[DATE]

     NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

(GUARANTEE OF SIGNATURE/S)

Authorized Signature
                     ----------------------------
Name and Title
               ---------------------------------
Dated
      ------------
Name of Firm:
              ----------------------------------

Notice: If applicable, all signatures on this assignment must be guaranteed by a firm that is a member of a registered national securities exchange of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United
        States (an "Eligible Institution"). However, signatures need not be guaranteed if this assignment is made for the account of an Eligible
        Institution.